Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-190575) of QEP Midstream Partners, LP of our report dated March 9, 2015 relating to the financial statements of Green River Processing, LLC, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 9, 2015